                             AMERICAN HONDA FINANCE CORPORATION

                        Annual Statement to Certificateholder --1997-B

                              April 1, 1999 through March 31, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                $904,409,897.00
(B) Class A Certificate Ownership Interest of the Trust                               94.00%
(C) Original Class A Certificate Balance                                    $850,145,000.00
(D) Class A Certificate Rate                                                           5.95%
(E) Original Class B Certificate Balance                                     $54,264,897.00
(F) Class B Certificate Rate                                                           5.95%
(G) Servicing Fee Rate                                                                 1.00%
(H) Original Weighted Average Coupon (WAC)                                             7.66%
(I) Original Weighted Average Remaining Term (WAM)                                    43.73 months
(J) Number of Contracts                                                              83,274
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                     0.75%
    (ii)   Reserve Fund Initial Deposit                                       $6,783,074.23
    (iii)  Specified Reserve Fund Balance Percent                                      0.75%
    (iv)   Specified Reserve Fund Balance                                     $6,783,074.23
    (v)    Reserve Fund Floor Percent                                                  1.50%
    (vi)   Reserve Fund Floor Amount                                         $13,566,148.46
    (vii)  Reserve Fund Floor Trigger Amount                                $271,322,969.12
(L)  Original Yield Supplement Deposit                                        $9,291,930.03
(M)  Original Letter of Credit Amount                                        $70,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                             $386,313,763.84
(B) Total Portfolio Pool Factor                                                   0.4271446
(C) Class A Certificate Balance                                             $363,134,938.01
(D) Class A Principal Factor                                                      0.4271447
(E) Class B Certificate Balance                                              $23,178,825.83
(F) Reserve Fund Balance                                                      $6,783,074.23
(G) Outstanding Interest Advance                                                $934,818.11
(H) Payahead Account Balance                                                  $1,668,906.74
(I) Cumulative Net Losses for All Prior Periods                                5,096,494.86
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                               7.90%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                      31.18 months
(L) Number of Contracts                                                              49,964
(M) Yield Supplement Balance                                                  $1,926,240.07
(N) Letter of Credit Amount                                                           $0.00

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                     33,899,396.30
    (ii)  Prepayments in Full                                                 13,855,352.85
    (iii) Prepayments in Full Due to Repurchases                                      $0.00
(B) Precomputed Contracts Total Collections                                   53,213,026.18
(C) Simple Interest Contracts
    (i)   Collected Principal                                                163,563,995.15
    (ii)  Collected Interest                                                  17,302,236.62
    (iii) Repurchased Receivables Principal                                            0.00
    (iv)  Repurchased Receivables Interest                                             0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                    2,644,982.38
    (ii) Current Advance Amount                                                2,176,606.34

(E) Interest Advance for Simple Interest - Net (If positive, Addition

(F) Payahead Account
    (i)  Payments Applied                                                      3,232,375.80
    (ii) Additional Payaheads                                                  2,292,710.90
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                               8.27%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                  23.76 months
(I) Remaining Number of Contracts                                                    30,811

(J) Delinquent Contracts                     Contracts                                Amount

    (i)   31-60 Days Delinquent                          465    1.51%            $2,841,817   1.65%
    (ii)  61-90 Days Delinquent                           65    0.21%               463,148   0.27%
    (iii) Over 90 Days Delinquent                         19    0.06%               161,091   0.09%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                           0.00
(B) Reserve Fund Investment Income -- Paid to Seller                             380,139.54
(C) Investment Income on Yield Supplement Balance                                 61,666.08
(D) Aggregate Net Losses for Collection Period                                   741,592.73
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                     3,169,574.24
    (ii)  Net Liquidation Proceeds Received During the Collection Per          1,363,013.53
    (iii) Recoveries on Previously Liquidated Contracts                        1,064,967.98
(F) Number of Vehicles Repossessed During the Collection Period                         241


EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

                     Annual Statement to Certificateholder --1997-B

                          April 1, 1999 through March 31, 2000

I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C        211,318,744.30
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +         22,292,137.61
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                   2,427,981.51
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                             0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                         0.00

(F) Total Collections (A+B+C+D+E)                                            236,038,863.42
(G) Net Simple Interest Advance Amount  (C(E))                                         0.00

(H) Total Collections and Advances (F+G)                                     236,038,863.42

(I) Yield Supplement Deposit                                                   1,263,660.48

(J) Total Available Amount (H+I)                                             237,302,523.90

II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))              $211,318,744.30
(B) Principal on Repurchased Contracts (I(D))                                          0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                  3,169,574.24

(D) Total Principal Reduction (A+B+C)                                       $214,488,318.54

(E) Class A Distributable Amount
    (i)   Class A Annual Interest Payment (A(D)*B(C))                        $15,638,414.49
    (ii)  Annual Principal to Class A (B(C)-(III(i)*A(B))                    201,619,019.43

    (iii) Total Distributable Amount (i+ii)                                 $217,257,433.92

(F) Class B Distributable Amount
    (i)   Class B Annual Interest Payment (A(F)*B(E))                           $998,196.66
    (ii)  Annual Principal to Class B (II(D)-(E)ii)                           12,869,299.11

    (iii) Total Distributable Amount (i+ii)                                  $13,867,495.77

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                           $2,796,069.11
    (ii)  Class A Amount (II(E)iii)                                          217,257,433.92
    (iii) Class B Amount (II(F)iii)                                           13,867,495.77
    (iv)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                    3,381,525.10
    (v) Residual Release to Seller                                                     0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                          237,302,523.90

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                       0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II        237,302,523.90


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                             Beginning                         End
                                             of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                 $386,313,763.84                $171,825,445.30
    (ii)  Total Pool Factor                        0.4271446                      0.1899863
    (iii) Class A Certificate Balance        $363,134,938.01                $161,515,918.58
    (iv)  Class A Principal Factor                 0.4271447                      0.1899863
    (v)   Class B Certificate Balance         $23,178,825.83                 $10,309,526.72

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC                  7.90%                          8.27%
    (ii)  Weighted Average Remaining M                 31.18 months                   23.76 months
    (iii) Remaining Number of Contract                49,964                         30,811


(C) Outstanding Advance Amount                   $934,818.11                    $466,442.07

(D) Outstanding Payahead Balance               $1,668,906.74                    $729,241.84

EXHIBIT 99

                          AMERICAN HONDA FINANCE CORPORATION

                     Annual Statement to Certificateholder --1997-B

                             April 1, 1999 through March 31, 2000

(A) Beginning Reserve Fund Balance (B(F))                                      6,783,074.23
(B) Draw for Servicing Fee (if Positive (II(G)I-I(J))                                  0.00
(C) Draw for Class A Distributable Amount and Servicing Fee (If Posit                  0.00
(D) Draw for Class B Distributable Amount and Servicing Fee (If Posit                  0.00
(E) Amount Available for Deposit to the Reserve Fund (If Positive (I(          3,381,525.10
(F) Reserve Fund Balance Prior to Release (IV(A-B-C-D+E))                     10,164,599.33

(G) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                  13,566,148.46

(H) Reserve Fund Release to Seller (If Positive (F-G))                         1,239,576.35
(I) Ending Reserve Fund Balance (G-H)                                          8,925,022.98





V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                $1,926,240.07
(B) Investment Earnings                                                           61,666.08
(C) Additional Yield Supplement Amounts                                                0.00
(D) Yield Supplement Deposit Amount                                            1,263,660.48
(E) Ending Yield Supplement Account Balance                                      724,245.67
(F) Release Amount Due Seller                                                   $269,533.02
(G) Ending Yield Supplement Account Balance to be Invested                       454,712.64


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                   $741,592.73
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)            3,169,574.24
    (ii)  Net Liquidation Proceeds Received During the Collection Per          1,363,013.53
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)              1,064,967.98
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                          5,838,087.59

(D) Delinquent and Repossessed Contracts
                                                   Contracts                          Amount

    (i)   31-60 Days Delinquent                          465    1.51%         $2,841,817.00
    (ii)  61-90 Days Delinquent                           65    0.21%            463,148.00
    (iii) Over 90 Days Delinquent                         19    0.06%            161,091.00

    (iv)  Vehicles Repossessed During                    241    0.48%          2,286,176.53




VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                          0.27%
    (ii)  Preceeding Collection Period                                                -0.03%
    (iii) Current Collection Period                                                    0.06%
    (iv)  Three Month Average (Avg(i,ii,iii))                                          0.10%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                          0.44%
    (ii)  Preceeding Collection Period                                                 0.41%
    (iii) Current Collection Period                                                    0.36%
    (iv)  Three Month Average (Avg(i,ii,iii))                                          0.40%

(C) Loss and Delinquency Trigger Indicator                           Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

EXHIBIT 99
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